770.doc
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


Name of       Date of         Syndicate     Securities
Security      Purchase         Members      Purchased From
Lucent          3/13/02    Morgan Stanley   Morgan Stanley
Technologies               Salomon Smith    Salomon Smith
Preferred                  Barney           Barney
                           JP Morgan
                           Bears Stearns
                           Deutsche Banc
                           Alex. Brown
                           SG Cowen
                           Securities

Toys "R" Us     5/21/02    CS First Boston  CS First Boston
Preferred                  Salomon Smith
                           Barney
                           First Union
                           Securities
                           Fleet Securities
                           Banc One Capital
                           Markets
                           Mizuho
                           International
                           BNY Capital
                           Markets
                           SG Cowen
                           Securities
                           Royal Bank of
                           Scotland

Affiliated broker is SG Cowen Securities. Securities were purchased in the offering at the public offering price.